UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 24, 2022
_________________________
GoHealth, Inc.
(Exact name of registrant as specified in its charter)
_________________________

Delaware	001-39390	85-0563805
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

214 West Huron St.		60654
Chicago,	Illinois
(Address of principal executive offices)		(Zip Code)
(312) 386-8200
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
_________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	GOCO	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 24, 2022, Vance Johnston notified GoHealth, Inc. (the “Company”) of his intention to resign from his position as the Company’s Chief Financial Officer to pursue other business opportunities. Mr. Johnston’s departure is not related to any disagreement with the Company regarding financial disclosures, accounting matters or other policies or practices. Mr. Johnston is working to ensure a smooth transition and will remain employed by the Company, continuing to receive the same compensation and benefits, through February 11, 2022.

The Company has appointed Travis Matthiesen, the Company’s former Chief Financial Officer and current Chief Transformation Officer, as interim Chief Financial Officer, effective January 25, 2022. Mr. Matthiesen, age 37, was the Company’s Chief Financial Officer from 2018 until his appointment as Chief Transformation Officer in December 2021. Prior to that, he was the Company’s Vice President of Finance and Marketplace Operations from 2017 to 2018 and the Company’s Corporate Controller from 2010 to 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOHEALTH, INC.

Date:	January 28, 2022	By:	/s/ Clinton P. Jones
Clinton P. Jones Chief Executive Officer